                                                                EXHIBIT (11)
                                 IN HOME HEALTH, INC.
                          COMPUTATION OF PER SHARE EARNINGS
          FOR THE THREE AND NINE MONTH PERIODS ENDED JUNE 30, 1997 AND 1996
                   (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                      Three Months Ended             Nine Months Ended
                                                            June 30                       June 30
                                                      -------------------           -------------------
                                                      1997           1996           1997           1996
                                                      ----           ----           ----           ----
PRIMARY:
Net Income (loss)                                  $(13,769)       $   112       $(14,276)       $   336

Preferred stock accretion                               (74)           (72)          (221)          (193)
Dividends on preferred stock                           (600)          (600)        (1,800)        (1,653)
                                                   --------        -------       --------        -------
Loss applicable to common stock                    $(14,443)       $  (560)      $(16,297)       $(1,510)
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------

Shares:
   Weighted average number of shares
     outstanding during the period                   16,296         16,351         16,296         16,279
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds                   15            114             53            151
                                                   --------        -------       --------        -------

Total shares                                         16,311         16,465         16,349         16,430
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------

Loss per Common and
  Common Equivalent Share                          $   (.89)       $  (.03)      $  (1.00)       $  (.09)
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------

ASSUMING FULL DILUTION (1):
Net Income (loss)                                  $(13,769)       $   112       $(14,276)       $   336

Preferred stock accretion                               (74)           (72)          (221)          (193)
Dividends on preferred stock                           (600)          (600)        (1,800)        (1,653)
                                                   --------        -------       --------        -------
Loss applicable to common stock                    $(14,443)       $  (560)      $(16,297)       $(1,510)
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------

Shares:
   Weighted average number of shares
     outstanding during the period                   16,296         16,351         16,296         16,279
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds                   16            114             53            151
                                                   --------        -------       --------        -------

Total shares                                         16,312         16,465         16,349         16,430
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------

Loss per Common and
  Common Equivalent Share                          $  (.89)        $ (.03)       $ (1.00)        $ (.09)
                                                   --------        -------       --------        -------
                                                   --------        -------       --------        -------


(1) Because assumed conversion of redeemable preferred stock would be antidilutive, fully diluted earnings per share is equivalent to primary earnings per share with respect to the preferred stock.